UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 5, 2016 (June 30, 2016)

GlobeImmune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35642	84-1353925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Infinite Drive Louisville, CO	80027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 19, 2016 by GlobeImmune, Inc., a Delaware corporation (the “Company”), on May 18, 2016, the Company received a notice (the “Notice”) from the Nasdaq Stock Market (“NASDAQ”) indicating that the Company’s common stock (“Common Stock”) no longer meets the continued listing requirement as set forth in NASDAQ Rule 5550(b)(1) based on the Company’s reported stockholders’ equity as reported in GlobeImmune’s Quarterly Report on Form 10-Q for the period ended March 31, 2016. The minimum stockholders’ equity required for continued listing is $2.5 million. GlobeImmune also does not meet the alternatives for market value of listed securities or net income from continuing operations under NASDAQ Rule 5550(b)(1). Under NASDAQ Rule 5810(c)(2), GlobeImmune may submit a plan (a “Plan”) to regain compliance with NASDAQ Rule 5550(b)(1) within 45 calendar days of the date of the Notice.

On June 30, 2016, the board of directors of the Company (the “Board”) made a determination that the Company will not submit such a Plan to NASDAQ and that the Company intends to delist its Common Stock from The NASDAQ Capital Market. On July 5, 2016, the Company notified NASDAQ of its intention to file a Form 25 (“Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934”) with the SEC on July 15, 2016. The purpose of the Form 25 filing is to effect the voluntary delisting from The NASDAQ Capital Market of the Company’s outstanding Common Stock and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company expects that the Form 25 filing will become effective on July 25, 2016. After the effectiveness of the Form 25 filing, the Company also intends to file a Form 15 with the SEC, requesting the suspension of the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act and the deregistration of its Common Stock under Section 12(g) of the Exchange Act. The Board made the decision to allow the Common Stock to be delisted from NASDAQ and to seek deregistration under the Exchange Act following the Company’s review and careful consideration of several factors including the inability to find a suitable strategic transaction despite a comprehensive year-long process, the ongoing listing, legal, administrative and additional accounting costs associated with being a publicly listed company, the non-compliance letter received from NASDAQ for the continued listing requirements, the inordinate amount of executive time and Company resources consumed in regulatory compliance obligations and the lack of investor interest as shown in the low daily trading volumes of the Common Stock on NASDAQ. The Board determined that delisting and deregistration are in the overall best interests of the Company and its stockholders.

The Company expects its common stock to begin trading on the OTC Market’s Pink market tier following the effectiveness of the Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 under the Company’s current trading symbol “GBIM.” The delisting of the Common Stock from the NASDAQ Capital Market could impair the liquidity and market price of the Common Stock. Additionally, the delisting of the Common Stock from a national exchange could materially adversely affect the Company’s access to capital markets, and any limitation on market liquidity or reduction in the price of the Common Stock as a result of that delisting could adversely affect the Company’s ability to raise capital on terms acceptable to the Company, or at all.

On July 5, 2016, the Company issued a press release describing its intention to delist its Common Stock from NASDAQ and its intention to file the Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and the contents of which are incorporated herein by reference.

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurances that the Company will be successful in listing its Common Stock for sale in the OTC Market’s Pink market tier or that the Company will successfully complete the deregistration of its Common Stock under the Exchange Act. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release titled “GlobeImmune Announces Delisting and Deregistration of Common Stock” dated July 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GlobeImmune, Inc.

Dated: July 5, 2016

	By:	/s/ Timothy C. Rodell
Timothy C. Rodell
Chief Executive Officer and President

INDEX TO EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release titled “GlobeImmune Announces Delisting and Deregistration of Common Stock” dated July 5, 2016.